Exhibit 99

 INFINITY PROPERTY AND CASUALTY REPORTS 8.0% INCREASE IN OPERATING EARNINGS

    BIRMINGHAM, Ala., July 27 /PRNewswire-FirstCall/ -- Infinity Property and Casualty Corporation (Nasdaq: IPCC), a national provider of personal automobile insurance with a concentration on nonstandard auto insurance, today reported for the second quarter and first six months of 2006:

                                            Three Months Ended                             Six Months Ended
(in millions,                                     June 30,                                     June 30,
except per share                 -----------------------------------------     ----------------------------------------
amounts and ratios)                  2006           2005         % Change         2006           2005         % Change
------------------------------   -----------    -----------    -----------     ----------    -----------    -----------
Gross written premiums           $     229.0    $     255.9          (10.5)%   $    489.1    $     537.1           (8.9)%
Revenues                         $     254.0    $     273.5           (7.1)%   $    505.8    $     534.2           (5.3)%

Net earnings                     $      20.0    $      23.7          (15.7)%   $     49.0    $      47.7            2.9%
Net earnings per
 diluted share                   $      0.96    $      1.13          (15.0)%   $     2.35    $      2.28            3.1%

Operating earnings(1)            $      19.7    $      18.2            8.0%    $     48.6    $      34.3           41.6%
Operating earnings
 per diluted share (1)           $      0.95    $      0.87            9.2%    $     2.33    $      1.64           42.1%

Underwriting income(1)           $      17.2    $      17.7           (2.3)%   $     48.7    $      29.3           66.2%
Combined ratio                          92.7%          92.9%          (0.2)pts       89.6%          93.9%          (4.2)pts

Book value per share             $     31.51    $     27.91           12.9%    $    31.51    $     27.91           12.9%

Return on equity                        12.4%          16.9%          (4.4)pts       15.5%          17.0%          (1.5)pts
Operating income
 return on equity (1)                   12.2%          13.0%          (0.7)pts       15.3%          12.2%           3.1pts

Debt to total capital                   23.7%          25.7%          (2.0)pts       23.7%          25.7%          (2.0)pts

    (1) Measures used in this release that are not based on generally accepted accounting principles ("non-GAAP") are defined at the end of this release and reconciled to the most comparable GAAP measure.

    (2) Beginning January 1, 2006, Infinity began including corporate litigation expense on losses, except for class action lawsuits, and bad debt charge-offs on agent balances and premium receivables in underwriting income and the combined ratio. Information for 2005 has been reclassed to conform to the 2006 presentation. This reclass had no impact on 2005 shareholders' equity or net income.

    Excluding the business assumed from Great American Insurance Company ("GAI"), which is currently in runoff, gross written premiums declined 5.3% for the quarter. Commenting on the quarter, James Gober, Chairman and CEO said, "Infinity continued to generate solid underwriting profits in the second quarter of 2006 as a result of conservative reserving practices, pricing discipline and efficient claims handling. In addition, as I discussed in last quarter's earnings call, the decline in premiums in the second quarter was expected, given the strong growth we had in last year's second quarter. We continue to expect growth in premiums in the second half of this year, given more modest premiums in last year's second half and the recent trends such as our 5.4% growth in gross premiums, excluding GAI, for the month of June."

    2006 Earnings Guidance

    Given the better than projected underwriting results in the second quarter, Infinity is increasing its operating earnings guidance to $3.95 - $4.25 per diluted share from $3.80 - $4.20 per diluted share.

    Forward-Looking Statements

    This press release contains certain statements that may be deemed to be "forward-looking statements" that anticipate results based on our estimates, assumptions and plans that are subject to uncertainty. These statements are made subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements in this press release not dealing with historical results or current facts are forward-looking and are based on estimates, assumptions, and projections. Statements which include the words "believes," "seeks," "expects," "may," "should," "intends," "likely," "targets," "plans," "anticipates," "estimates" or the negative version of those words and similar statements of a future or forward-looking nature identify forward-looking statements. Examples of such forward-looking statements include statements relating to expectations concerning market conditions, premiums, growth, earnings, investment performance, expected losses, rate changes and loss experience.

    Actual results could differ materially from those expected by Infinity depending on: changes in economic conditions and financial markets (including interest rates), the adequacy or accuracy of Infinity's pricing methodologies, actions of competitors, the approval of requested form and rate changes, judicial and regulatory developments affecting the automobile insurance industry, the outcome of pending litigation against Infinity, weather conditions (including the severity and frequency of storms, hurricanes, snowfalls, hail and winter conditions), changes in driving patterns and loss trends. Infinity undertakes no obligation to publicly update or revise any of the forward-looking statements. For a more detailed discussion of some of the foregoing risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see Infinity's filings with the Securities and Exchange Commission.

    Conference Call

    The Company will hold a conference call to discuss 2006 second quarter results at 11:00 a.m. (ET) today, July 27. There are two alternative communication modes available to listen to the call. Telephone access will be available by dialing 1-800-573-4840 and providing the confirmation code 45569901. Please dial 5 to 10 minutes prior to the scheduled start time. A replay of the call will also be available one hour following the completion of the call, at around 1:00 p.m. (ET), and will run until 8:00 p.m. on Thursday, August 3, 2006. To listen to the replay, dial 1-888-286-8010 and provide the confirmation code 52173053. The conference call will also be broadcast live over the Internet. To listen to the call via the Internet, go to Infinity's website, http://www.ipacc.com, click on Investor Relations and follow the instructions at the webcast link. The archived webcast will be available on Infinity's website approximately one hour following the completion of the call and will be available for one year.

Infinity Property and Casualty Corporation
Statement of Earnings
(in millions, except EPS)

                                        For the Three Months        For the Six Months
                                            Ended June 30,             Ended June 30,
                                     -------------------------   -------------------------
                                         2006          2005          2006          2005
                                     -----------   -----------   -----------   -----------
Revenues:
  Earned premiums                    $     235.9   $     248.0   $     469.9   $     478.8
  Net investment income                     17.7          16.1          34.6          32.7
  Realized gains on investments(1)          (0.1)          8.4           0.0          20.5
  Other income                               0.6           1.0           1.3           2.2
  Total revenues                           254.0         273.5         505.8         534.2

Costs and Expenses:
  Loss and loss adjustment
   expenses(2)                             159.3         172.8         308.2         339.8
  Commissions and other
   underwriting expenses(3)                 59.3          57.5         113.0         109.7
  Interest expense                           2.8           2.8           5.5           5.5
  Corporate general and
   administrative expenses                   1.9           1.6           3.8           3.2
  Other expenses                             1.1           3.2           1.9           3.7
  Total costs and expenses                 224.4         237.9         432.4         461.9

Earnings before income taxes                29.7          35.7          73.4          72.3
Provision for income taxes                   9.7          12.0          24.3          24.6
Net earnings                         $      20.0   $      23.7   $      49.0   $      47.7

Earnings per common share:
Basic                                $      0.97   $      1.15   $      2.38   $      2.31
Diluted                              $      0.96   $      1.13   $      2.35   $      2.28

Average number of common shares:
Basic                                     20.582        20.646        20.628        20.627
Diluted                                   20.797        20.882        20.863        20.880

Cash dividends per common share      $     0.075   $     0.060   $      0.15   $      0.12

         Note:  Columns may not foot due to rounding

    Notes:

    (1) Realized gains for the three months and six months ended June 30, 2006, include $1.0 million and $1.2 million, respectively, of taxable gains from securities sold to utilize a portion of the available tax loss carry-forward.

        Realized gains for the three months and six months ended June 30, 2005, include $6.5 million and $17.1 million, respectively, of taxable gains from securities sold to utilize a portion of the available tax loss carry-forward.

    (2) Beginning January 1, 2006, Infinity began including corporate litigation expense on losses, except for class action lawsuits, in loss and loss adjustment expenses. Information for 2005 has been reclassed to conform to the 2006 presentation. This reclass had no impact on 2005 shareholders' equity or net income. Loss and loss adjustment expenses for the three months and six months ended June 30, 2006, include $5.6 million and $24.6 million, respectively, of favorable development on prior accident period loss and loss adjustment expense reserves.

        Loss and loss adjustment expenses for the three months and six months ended June 30, 2005, include $5.9 million and $9.2 million, respectively, of favorable development on prior accident period loss and loss adjustment expense reserves.

    (3) Beginning January 1, 2006, Infinity began including bad debt charge-offs on agent balances and premium receivables in commissions and other underwriting expenses. Information for 2005 has been reclassed to conform to the 2006 presentation. This reclass had no impact on 2005 shareholders' equity or net income.

Infinity Property and Casualty Corporation
Condensed Balance Sheet
(in millions, except book value per share)

                                                       For the Period Ended
                                                     -------------------------
                                                       June 30,     March 31,
                                                        2006          2006
                                                     -----------   -----------
Assets:
  Investments:
    Fixed maturities, at fair value                  $   1,272.4   $   1,291.3
    Equity securities, at fair value                        65.6          60.7
      Total investments                                  1,338.1       1,352.0
  Cash and cash equivalents                                 68.3          79.5
  Accrued investment income                                 16.3          15.1
  Agents' balances and premiums receivable                 310.0         314.3
  Prepaid reinsurance premiums                               7.6           8.1
  Recoverables from reinsurers                              19.4          18.8
  Deferred policy acquisition costs                         73.4          76.1
  Current and deferred income taxes                         41.9          26.8
  Prepaid expenses, deferred
   charges and other assets                                 16.4          16.3
  Goodwill                                                  75.3          75.3
      Total assets                                   $   1,966.5   $   1,982.3

Liabilities and Shareholders' Equity:
Liabilities:
  Unpaid losses and loss adjustment expenses         $     592.1   $     602.2
  Unearned premiums                                        417.9         426.5
  Payable to reinsurers                                      0.1           0.7
  Long-term debt                                           199.4         199.4
  Commissions payable                                       29.0          28.4
  Accounts payable, accrued expenses
   and other liabilities                                    84.9          80.7
      Total liabilities                                  1,323.4       1,338.0

Shareholders' Equity:
  Common stock                                              20.8          20.8
  Additional paid-in capital                               334.8         333.4
  Retained earnings(1)                                     325.1         306.7
  Net unrealized loss(2)                                   (21.0)        (11.7)
  Treasury stock, at cost(3)                               (16.5)         (4.9)
      Total shareholders' equity                           643.2         644.3
      Total liabilities and
       shareholders' equity                          $   1,966.5   $   1,982.3

Shares outstanding                                        20.411        20.676
Book value per share                                 $     31.51   $     31.16

         Note:  Columns may not foot due to rounding

    Notes:

    (1) Net income of $20.0 million less shareholder dividends of $1.5 million resulted in the increase in retained earnings from March 2006.

    (2) Unrealized losses increased for the quarter primarily as a result of a general increase in market interest rates during the second quarter of 2006.

    (3) Infinity repurchased 278,300 shares during the second quarter of 2006 at an average price of $41.59.

    Definitions of Non-GAAP Financial and Operating Measures

    Operating earnings are defined as net income, before realized gains and losses and the cumulative effect of a change in accounting principle, after tax. Infinity reports this non-GAAP measure because realized gains and losses can be volatile and because it is a measure used often by investors in evaluating insurance companies. Net earnings are the most comparable GAAP measure.

    Underwriting income measures the insurer's profit on insurance sales after all losses and expenses have been paid. It is calculated by deducting loss and loss adjustment expenses and underwriting expenses from premiums earned. Infinity reports this non-GAAP measure to show profitability before inclusion of investment income or taxes and because it is a measure used often by investors in evaluating insurance companies. Net earnings are the most comparable GAAP measure.
    Below is a schedule that reconciles operating earnings and underwriting income, both non-GAAP measures, to net earnings:

                                              For the Three Months        For the Six Months
                                                  Ended June 30,             Ended June 30,
                                           -------------------------   -------------------------
(in millions, except EPS)                      2006          2005          2006          2005
----------------------------------------   -----------   -----------   -----------   -----------
Earned premiums                            $     235.9   $     248.0   $     469.9   $     478.8
Loss and loss adjustment
 expenses (1)                                   (159.3)       (172.8)       (308.2)       (339.8)
Commissions and other
 underwriting expenses (2)                       (59.3)        (57.5)       (113.0)       (109.7)

Underwriting income                               17.2          17.7          48.7          29.3

Net investment income                             17.7          16.1          34.6          32.7
Other income                                       0.6           1.0           1.3           2.2
Interest expense                                  (2.8)         (2.8)         (5.5)         (5.5)
Corporate general and
 administrative expenses                          (1.9)         (1.6)         (3.8)         (3.2)
Other expenses                                    (1.1)         (3.2)         (1.9)         (3.7)

Pre-tax operating earnings                        29.7          27.2          73.3          51.8

   Provision for income taxes                     10.0           9.0          24.7          17.4

Operating earnings, after-tax                     19.7          18.2          48.6          34.3

   Realized gains on investments,
    pre-tax                                       (0.1)          8.4           0.0          20.5
   Provision for income taxes                      0.0          (3.0)          0.0          (7.2)
   Utilization of capital loss
    carry-forward                                  0.4             -           0.4             -
      Realized gains on investments
       after-tax                                   0.3           5.5           0.4          13.3

Net earnings                               $      20.0   $      23.7   $      49.0   $      47.7

Operating earnings per share
 - diluted                                 $      0.95   $      0.87   $      2.33   $      1.64
Net realized gains (losses)
 on investments                                  (0.01)         0.26         (0.00)         0.64
Utilization of capital loss
 carry-forward                                    0.02             -          0.02             -
Net earnings per share
 - diluted                                 $      0.96   $      1.13   $      2.35   $      2.28

        Note: Columns may not foot due to rounding

    (1) Beginning January 1, 2006, Infinity began including corporate litigation expense on losses, except for class action lawsuits, in loss and loss adjustment expenses. Information for 2005 has been reclassed to conform to the 2006 presentation. This reclass had no impact on 2005 shareholders' equity or net income.

    (2) Beginning January 1, 2006, Infinity began including bad debt charge-offs on agent balances and premium receivables in commissions and other underwriting expenses. Information for 2005 has been reclassed to conform to the 2006 presentation. This reclass had no impact on 2005 shareholders' equity or net income.

    Infinity also makes available an investor supplement on our website. To access the supplemental financial information, go to http://www.ipacc.com and click on "Investor Relations" followed by "Quarterly Reports."

SOURCE  Infinity Property and Casualty Corporation
    -0-                             07/27/2006
    /CONTACT: Amy Starling, AVP, Investor Relations of Infinity Property and Casualty Corporation, +1-205-803-8186/
    /Web site:  http://www.ipacc.com/